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                                                            EXHIBIT 3.1



                         ARTICLES OF INCORPORATION
                                     OF
                           SMARTSOURCES.COM, INC.

     The undersigned hereby executes the following Articles of Incorporation for the purpose of forming a corporation under the Washington Business Corporation Act, Revised Code of Washington, Title 23B:


                                 ARTICLE I
                                    NAME

     The name of the corporation shall be SMARTSOURCES.COM, INC.

                                 ARTICLE II
                                  DURATION

     The duration of the corporation shall be perpetual unless dissolved by operation of law or otherwise.

                                ARTICLE III
                                  PURPOSE

     The purpose of the corporation is to engage in any business or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act.

                                 ARTICLE IV
                          AUTHORIZED CAPITAL STOCK

     The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock without par value.

                                 ARTICLE V
                          PREEMPTIVE RIGHTS DENIED

     Shareholders of the Corporation have no preemptive rights to acquire additional shares issued by the Corporation.

                                 ARTICLE VI
                          CUMULATIVE VOTING DENIED

     At each election of directors, every shareholder entitled to vote at such election has the right to vote the number of shares of stock held by such shareholder for each of the directors to be elected. No cumulative voting for directors shall be permitted.

                                ARTICLE VII
                                 DIRECTORS

     7.1 The duties, number, term, qualifications and manner of election of directors of the corporation will be fixed by or in the manner provided in the Bylaws of the corporation. The names and addresses of the initial directors are:

         Name                                  Address

     Nathan Nifco                  2030 Marine Drive, Suite 100
                                   North Vancouver, British Columbia
                                   Canada V7P 1V7

     Charles K. KellY              2030 Marine Drive, Suite 100
                                   North Vancouver, British Columbia
                                   Canada V7P 1V7

     Anna Stylianides              2030 Marine Drive, Suite 100
                                   North Vancouver, British Columbia
                                   Canada V7P 1V7

     David C. Walker               2030 Marine Drive, Suite 100
                                   North Vancouver, British Columbia
                                   Canada V7P 1V7

     7.2 The term of the initial directors shall expire at the first shareholders' meeting at which directors are elected.

                                ARTICLE VIII
                                   BYLAWS

     Authority to make and amend the Bylaws of the corporation is expressly vested in the Board of Directors, subject to the power of the shareholders to change or repeal such Bylaws or any portion of such Bylaws.

                                 ARTICLE IX
                    LIMITATION ON LIABILITY OF DIRECTORS

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director, which conduct takes place on or after the date this Article becomes effective, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct violating RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after this Article becomes effective, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date this Article becomes effective.

                                 ARTICLE X
                 INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Corporation shall indemnify each officer in accordance with the provisions of RCW 23B.08.570. The Corporation shall indemnify each director that is or may become a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, and shall upon the request of such director advance or reimburse expenses incurred in a proceeding; provided that no such indemnity shall indemnify any officer or director from or on account of:

     (i) Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

     (ii) Conduct of the director finally adjudged to be an unlawful distribution under RCW 23B.08.310; or

     (iii) Any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the officer or director was not legally entitled.

                                 ARTICLE XI
                    SHAREHOLDER ACTION WITHOUT A MEETING

     11.1 Action required or permitted under the Washington Business Corporation Act to be taken at a shareholders meeting may be taken without a meeting or a vote if either (i) the action is taken by all shareholders entitled to vote on the action, or (ii) the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, and at the time the action is taken this corporation does not have a class of shares registered with the Securities and Exchange Commission pursuant to Section 12 or 15 of the Securities Exchange Act of 1934, or Section 8 of the Investment Company Act of 1940, or any successor thereto. The taking of action by shareholders without a meeting or vote must be evidenced by one or more written consents describing the action taken, signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary in order to take such action by written consent, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

     11.2 If not otherwise fixed under RCW 23B.07.030 or 23B.07.070 of the Washington Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is the date on which the first shareholder consent is signed. Every written consent shall bear the date of signature of each shareholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within sixty days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the corporation.

     11.3 A shareholder may withdraw consent only by delivering a written notice of withdrawal to the corporation prior to the time when consents sufficient to authorize taking the action have been delivered to the corporation.

     11.4 Unless the written shareholder consent specifies a later effective date, action taken under this Article XI is effective when (a) consents sufficient to authorize taking the action have been delivered to the corporation, and (b) the period of advance notice required by this Article XI to be given to any nonconsenting shareholders has been satisfied.

     11.5 A consent signed pursuant to this Article XI has the effect of a meeting vote and may be described as such in any document, except that, if the action requires the filing of a certificate under any section of the Washington Business Corporation Act other than RCW 23B.07.040, the certificate so filed shall state, in lieu of any statement required by that section other than RCW 23B.07.040 concerning any vote of shareholders, that written consent has been obtained in accordance with RCW 23B.07.040 of the Washington Business Corporation Act and that written notice to any nonconsenting shareholders has been given as provided in RCW 23B.07.040 of the Washington Business Corporation Act.

     11.6 Notice of the taking of action by shareholders without a meeting by less than unanimous written consent of all shareholders entitled to vote on the action shall be given, before the date on which the action becomes effective, to those shareholders entitled to vote on the action who have not consented in writing, and if the Washington Business Corporation Act would otherwise require that notice of a meeting of shareholders to consider the action be given to nonvoting shareholders, to all nonvoting shareholders of the corporation. The notice shall be deemed given upon posting in the United States mail, postage prepaid, to a shareholder at the shareholder's address on the official records of the corporation, or if otherwise delivered or transmitted in a manner reasonably calculated to result in receipt of the notice by the shareholder, such as facsimile, e-mail or courier service. The notice shall be given no fewer than five days before the effective date of the action, except that, in the case of action of a type that would constitute a significant business transaction under RCW 23B.19.020(15) of the Washington Business Corporation Act, the notice shall be given no fewer than twenty days before the effective date of the action. The notice shall be in writing and shall contain or be accompanied by the same material that, under the Washington Business Corporation Act, would have been required to be sent to nonconsenting or nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted for shareholder action. If the action taken is of a type that would entitle shareholders to exercise dissenters' rights under RCW 23B.13.020(1) of the Washington Business Corporation Act, then the notice must comply with RCW 23B 13.220(2) of the Washington Business Corporation Act, RCW 23B.13.210 of the Washington Business Corporation Act need not be complied with, and all shareholders who have not signed the consent taking the action are entitled to receive the notice, demand payment under RCW 23B.13.230 of the Washington Business Corporation Act, and assert other dissenter's rights as prescribed in chapter 23B.13. RCW of the Washington Business Corporation Act.

                                ARTICLE XIII
                                 AMENDMENT

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by statute. All rights of shareholders of the corporation and all powers of directors of the corporation are granted subject to this reservation.

                                ARTICLE XIV
                   REGISTERED AGENT AND REGISTERED OFFICE

     The initial registered agent and registered office of the corporation shall be:

                         KTC Services Corporation
                         1201 Third Avenue, Suite 2900
                         Seattle, WA 98101-3028

                                 ARTICLE XV
                                INCORPORATOR

     The name of the incorporator is Mike Liles, Jr., whose address is 1201 Third Avenue, Suite 2900, Seattle, WA 98101-3028.

     DATE SIGNED June 8, 2001.

                                        /s/ Mike Liles, Jr.
                                        ------------------------------------
                                        Mike Liles, Jr., Incorporator



                 CONSENT TO APPOINTMENT AS REGISTERED AGENT

     The undersigned, KTC Service Corporation, hereby consents to serve as registered agent in the State of Washington for the above named corporation. The undersigned understands that as agent for the corporation, it will be its responsibility to accept service of process on behalf of the corporation; to forward license renewals and other mail to the corporation; and to immediately notify the Secretary of State in the event of its resignation or of any changes in the registered office address.

                                        KTC SERVICE CORPORATION
                                        Registered Agent


                                        By:  /s/ Mike Liles, Jr.
                                             -------------------------------
                                             Mike Liles, Jr., Vice President